                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                          __________________________

                           FORM 8-K CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          ___________________________

       Date of report (Date of earliest event reported):   July 9, 1998

                           LONG ISLAND BANCORP, INC.
            (Exact name of registrant as specified in its charter)



  DELAWARE                  0-23526                        11-3198508
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(State or other           (Commission File              (IRS Employer
 jurisdiction of          Number)                      Identification No.)
 incorporation)

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                201 OLD COUNTRY ROAD, MELVILLE, NEW YORK 11747
         (Address of principal executive offices, including zip code)

      Registrant's telephone number, including area code: (516) 547-2000

                                     NONE
         (Former name or former address, if changed since last report)

ITEMS 1 THROUGH 4, 6, 8 & 9.  NOT APPLICABLE

ITEM 5.  OTHER EVENTS.

     On July 9, 1998, Long Island Bancorp, Inc., a Delaware corporation ("LIB"), and Astoria Financial Corporation, Inc., a Delaware corporation ("AFC"), entered into the Second Amendment, dated as of the 9th day of July, 1998 (the "Second Amendment"), to the Agreement and Plan of Merger, dated as of the 2nd day of April, 1998, by and between LIB and AFC (the "Merger Agreement").

     Pursuant to the Second Amendment, LIB and AFC have made a technical correction to the formula to be used to determine whether LIB will have a right to terminate the Merger Agreement as a result of a decline in the market price of AFC's common stock to accurately reflect the parties' intentions at the time the Merger Agreement was entered into.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial statements of businesses acquired.

         Not applicable.

     (b) Pro forma financial information.

         Not applicable.

     (c) Exhibits.   The following Exhibits are filed as part of this report:


         EXHIBIT NO.                           DESCRIPTION
         -----------                           -----------
            2.1 Second Amendment, dated as of the 9th day of July, 1998, to the Agreement and Plan of Merger, dated as of the 2nd day of April, 1998, by and between Astoria Financial Corporation and Long Island Bancorp, Inc.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              LONG ISLAND BANCORP, INC.


                              By:  /s/ Mark Fuster
                                   ---------------
                                    Name:  Mark Fuster
                                    Title:    Chief Financial Officer


Dated: July 22, 1998

                                 EXHIBIT INDEX





       EXHIBIT                                DESCRIPTION
       -------                                -----------

         2.1 Second Amendment, dated as of the 9th day of July, 1998, to the Agreement and Plan of Merger, dated as of the 2nd day of April, 1998, by and between Astoria Financial Corporation and Long Island Bancorp, Inc.